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                                                                    EXHIBIT 23.5

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    We have issued our report dated February 11, 2000, accompanying the financial statements of NetCreations, Inc. contained in the Registration Statement and Proxy Statement/Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Proxy
Statement/Prospectus, and to the use of our name as it appears under the captions 'NetCreations Selected Historical Financial Data,' 'Selected Financial Data of NetCreations' and 'Experts.'


/s/ GRANT THORNTON LLP


New York, New York
November 27, 2000